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                                   EXHIBIT 11

                      Rite Aid Corporation and Subsidiaries
              Statement Regarding Computation of Per Share Earnings
           Years ended March 1, 1997, March 2, 1996 and March 4, 1995

                      In thousands except per share amounts

 EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION                                   1997          1996          1995
                                                                                  --------      --------      --------
 Earnings
    Income before extraordinary loss                                              $160,534      $158,947      $141,286
    Extraordinary loss, net of tax                                                 (45,157)           --            --
                                                                                  --------      --------     ---------
    Net Income                                                                    $115,377      $158,947      $141,286
                                                                                  ========      ========     =========
 Shares
    Weighted average number of common shares outstanding                            92,211        83,808        84,771
                                                                                  ========      ========     =========
 Earnings per common share - assuming no dilution
    Income before extraordinary loss                                              $   1.74      $   1.90      $   1.67
    Extraordinary loss, net of tax                                                    (.49)           --            --
                                                                                  --------      --------      --------
    Net Income                                                                    $   1.25      $   1.90      $   1.67
                                                                                  ========      ========     =========
EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION (b)
 Earnings (b)
    Income before extraordinary loss                                              $160,534      $158,947      $141,286
    Add after tax interest expense applicable
     to 6 3/4% convertible debentures (a)                                            8,245         8,356         7,425
                                                                                  --------      --------      --------
    Income before extraordinary loss, as adjusted                                  168,779       167,303       148,711
    Extraordinary loss, net of tax                                                 (45,157)           --            --
                                                                                  --------      --------      --------
    Net Income                                                                    $123,622      $167,303      $148,711
                                                                                  ========      ========     =========
 Shares (b)
    Weighted average number of common shares outstanding                            92,211        83,808        84,771
    Assuming conversion of 6 3/4% convertible debentures                             5,943         6,395         6,395
    Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds
      from exercise of such options                                                  1,724           585           657
                                                                                  --------      --------      --------
    Weighted average number of common shares outstanding as
      adjusted                                                                      99,878        90,788        91,823
                                                                                  ========      ========     =========
 Earnings per common share assuming full dilution (b)
    Income before extraordinary loss                                              $   1.69      $   1.84      $   1.62
    Extraordinary loss, net of tax                                                    (.45)           --            --
                                                                                  --------      --------      --------
    Net Income                                                                    $   1.24      $   1.84      $   1.62
                                                                                  ========      ========      ========

(a) Shown net of income taxes which were calculated at the Company's tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.